UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION
     WASHINGTON, DC 20549

     FORM 8-K

     Current Report
     Pursuant to Section 13 of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 12, 2006


     NOVA PHARMACEUTICAL, INC.
          A Nevada Corporation

     c/o Robert Bryan
     249 N. Brand Blvd. # 586
     Glendale, CA 91203

     Tel. 818 242-2323 Ext. 567

     Commission File Number: 0001089612

     IRS Employer I.D. No. 51-0380412

     Item 8.01 Other Events.

     On December 12, 2006, the Board of Directors of Nova Pharmaceutical, Inc. voted to file a Notice of Termination of Registration under Section 12(g)-4(a)(1)(i) of the Securities Act of 1934. This will terminate our responsibility to file with Securities and Exchange Commission periodic and other reports required pursuant to Section 13 of the Exchange Act.

     We retain the option to begin filing again at a later date. As soon as practical, we intend to file all filing with the Securities and Exchange Commission which are currently delinquent.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     NOVA PHARMACEUTICAL, INC.
     Registrant

     Dated: December 12, 2006

     /s/ Robert Bryan

     ____________________________
     Robert Bryan, President